UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

May 10, 2018

(Date of earliest event reported)

WageWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor San Mateo, California		94403
(Address of principal executive offices)		(Zip Code)

(650) 577-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

As previously disclosed, WageWorks, Inc. (the “Company”) is continuing its review of its financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2017. The Company believes its previous guidance with respect to the adjustments to the Company’s financial statements for fiscal year 2016 is materially correct. The Company, to date, has not identified any material adjustments to its financial statements that would be expected to cause revenue or adjusted EBITDA for fiscal year 2017 to differ materially from the information disclosed on November 8, 2017.

The Company’s view on financial results for the fiscal year ended December 31, 2017 are based upon the Company’s estimates and subject to completion of its financial closing procedures. The statements are not a comprehensive statement of the Company’s financial results for this period, and its actual results may differ materially from these estimates due to the completion of financial closing procedures, final adjustments, and other developments that may arise between now and the time the Company’s financial statements are filed with the Securities and Exchange Commission (“SEC”).

Item 8.01	Other Events.

The restatement process includes a detailed review of the Company’s accounting policies and processes. Due to the high volume of transactions processed by the Company and multiple platforms, the effort is extensive but the Company believes the effort is manageable. The Company continues to work diligently to conclude the process as expeditiously as possible.

Additionally, in connection with the above, the Audit Committee of the Company’s Board of Directors conducted an independent investigation of the Company’s accounting practices, financial statement reporting and internal control over financial reporting for fiscal 2016 and 2017. As previously disclosed, among other matters, the investigation included a review of certain issues, including revenue recognition, related to the accounting for a government contract during fiscal 2016 and associated issues with whether there was an open flow of information and appropriate tone at the top for an effective control environment. The Audit Committee engaged independent professionals to assist its investigation throughout the process. The Audit Committee has concluded its investigation. Among its other findings, the Audit Committee has determined that no illegal acts occurred.

The Company expects to report material weaknesses in its internal control over financial reporting as of December 31, 2017 related to managing change and assessing risk in the areas of non-routine and complex transactions, tone at the top, and commitment to competencies in the areas of non-routine and complex transactions. As a result of the material weaknesses, the Board, upon recommendation of the Audit Committee, concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2017.

The Company voluntarily contacted the San Francisco office of the SEC regarding the restatement and independent investigation and will cooperate with any inquiries regarding the matter.

Cautionary Statement Concerning Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words “believes,” “expects,” “anticipates,” “intends,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to: the risks and uncertainties that the Company’s review of the matters described above is ongoing and the amounts at issue and the periods to which they relate have not been definitively determined; the amounts at issue and the periods to which they relate are preliminary, unaudited estimates that are subject to change; the final amounts and adjustments may differ materially from the Company’s estimated amounts; additional adjustments may be identified, the impact of which may be material; the impact of the internal investigation on the Company, its management and operations, including financial impact as well as any litigation or regulatory action that may arise from the investigation, any of which may result in a material adverse effect on the Company; the impact of control deficiencies, including disclosure controls as well as any material weaknesses in internal control over financial reporting, and the associated costs in remediating those control deficiencies; the Company’s inability to file its Form 10-K and Form 10-Q within the cure period required by the NYSE; the reputational damage that the Company may suffer as a result of the matters discussed in this filing; and those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the SEC and similar disclosures in subsequent periodic and current reports filed with the SEC. Readers of this Form 8-K are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

WageWorks, Inc.

Dated: May 10, 2018	By:	/s/ Ismail Dawood
Name: Ismail Dawood Title: Interim Chief Financial Officer